                      THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of November 2, 1998 (this "Agreement"), is by and among BWAY CORPORATION, a Delaware corporation
       ---------
("BWAY"), BROCKWAY STANDARD, INC., a Delaware corporation ("Brockway"), BROCKWAY
------                                                      --------
STANDARD (NEW JERSEY), INC., a Delaware corporation (formerly named Milton Can Company, Inc.) ("Brockway New Jersey"), MILTON CAN COMPANY, INC., a Delaware
                 -------------------
corporation ("Milton"), BROCKWAY STANDARD (OHIO), INC., a Delaware corporation
              ------
(formerly named Davies Can Company, Inc.) ("Brockway Ohio"), the Lenders parties
                                            -------------
to the Credit Agreement referred to below (the "Lenders"), BANKERS TRUST
                                                -------
COMPANY, as Administrative Agent and Syndication Agent, and NATIONSBANK, N.A., successor to NATIONSBANK, N.A. (SOUTH), as Documentation Agent and Paying Agent.

                                   RECITALS:

     WHEREAS, BWAY, Brockway, Brockway New Jersey, Milton, Brockway Ohio, the Agents and the Existing Lenders are parties to that certain Credit Agreement dated as of June 17, 1996, as amended by the Master Assignment and Consent Agreement and First Amendment to Credit Agreement dated as of August 15, 1996 and Second Amendment to Credit Agreement dated as of October 15, 1997 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"); and
           ----------------

     WHEREAS, BWAY and the Borrowers have requested the Agents and the Lenders to amend the Credit Agreement in certain respects as set forth herein and the Agents and the Lenders are agreeable to the same, subject to the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     SECTION 1.  DEFINED TERMS.  Unless otherwise defined herein, all
                 -------------
capitalized terms used herein shall have the meanings given them in the Credit Agreement.

     SECTION 2.  AMENDMENTS TO CREDIT AGREEMENT.  The Credit Agreement is, as of
                 ------------------------------
the Effective Date (as defined below), hereby amended as follows:

          (a) Section 5.2.5 of the Credit Agreement is hereby amended by (i)
              -------------
deleting the word "and" after the semi-colon at the end of subsection (h), (ii) deleting the period at the end of subsection (i) and substituting "; and," therefor and (iii) adding thereto the following new subsection (j) at the end of such section:

          "(j)   in addition to the investments permitted by clauses (a) through
     (i) above, so   long as no Event of Default or Unmatured Event of Default
     then exists or would result therefrom, BWAY and its Subsidiaries may make Investments in a Person as part of a joint venture with an entity that has been separately disclosed by BWAY to the Agents prior to November 2, 1998, so long as (i) all such Investments under this clause (j) are made on or prior to September 30, 1999 and (ii) the aggregate amount of all such Investments under this clause (j) (at the time of making thereof) does not exceed $10,000,000."

          (b) Section 5.1.1(d) of the Credit Agreement is hereby amended by
              ----------------
deleting clause (i) thereof in its entirety and substituting therefor the following:

          "(i) financial statements of the Target and its Subsidiaries, if any, on a consolidated basis, for the most recently completed fiscal year of the Target to the extent available, and if not available, then for the most recently completed four fiscal quarters to the extent available, and if not available, then for the four fiscal quarters immediately preceding the most recently completed fiscal quarter,"

          (c) Section 5.2.7(c) of the Credit Agreement is hereby amended by
              ----------------
deleting the ratio "4.00 to 1.00" appearing therein and substituting "4.25 to 1.00" therefor.

          (d) Section 5.2.10(b) of the Credit Agreement is hereby amended by
              -----------------
deleting the final sentence thereof in its entirety and substituting therefor the following:

               "Notwithstanding the foregoing, BWAY or any Borrower may create or suffer to exist any non-Wholly-Owned Subsidiary which elects not to execute and deliver a Subsidiary Guaranty (a "Non-Recourse
                                                                    ------------
               Subsidiary") under this clause (b) so long as (A) all Investments
               ----------
               made in all such Non-Recourse Subsidiaries are made in accordance with Sections 5.2.5(i) and (j) and (B) all Indebtedness of such
                    -------------------------
               Non-Recourse Subsidiary shall be Non-Recourse Debt and all other liabilities of such Non-Recourse Subsidiary shall be non-recourse to BWAY and its Subsidiaries (other than Non-Recourse Subsidiaries) and their respective assets and properties."

          (e) Section 5.3.2 of the Credit Agreement is hereby amended by
              -------------
deleting the table appearing at the end of the first paragraph of such Section in its entirety and substituting therefor the following:


                                                             Interest
                Fiscal Quarter                            Coverage Ratio
                --------------                            --------------

     Fiscal Quarter ending on or prior to
     June 30, 1998                                          2.75:1.00

     Fiscal Quarters ending on

     September 27, 1998 through June 30, 1999               2.50:1.00

     All Fiscal Quarters ending after
     June 30, 1999                                          2.75:1.00"

          (f) The definition of "Consolidated Net Income" and "Consolidated Net Loss" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (iv) thereof and
(ii) inserting a new clause (vi) at the end thereof as follows:

          ", and (vi) solely with respect to the calculation of the Leverage Ratio for all purposes under this Agreement, any cash restructuring charges, in an aggregate amount not to exceed $4,100,000, which reduced Consolidated Net Income in the third fiscal quarter in Fiscal Year 1998."

          (g) The definition of "Subsidiary" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by deleting the reference to "Section5.2.5(i)" therein and substituting "Section 5.2.5(i) or (j)" therefor.
 ---------------                            -----------------------

     SECTION 3.  WAIVER.  The undersigned Lenders and the Agents hereby waive
                 ------
any breach of the Credit Agreement by BWAY and the Borrowers resulting from their failure to comply with Section 5.3.2 of the Credit Agreement as in effect
                              -------------
prior to giving effect to this Amendment for the Fiscal Quarter ending September 27, 1998, provided that BWAY and the Borrowers shall comply with Section 5.3.2
                                                                 -------------
of the Credit Agreement as amended by this Amendment.

     SECTION 4.  AMENDMENT FEE.  In consideration of the execution of this
                 -------------
Agreement by the Agents and the Lenders, the Borrowers hereby agree to pay each Lender which executes this Agreement on or prior to October 30, 1998 a fee (the "Amendment Fee") in an amount equal to such Lender's Revolving Loan Commitment
 -------------
multiplied by 0.10%.

     SECTION 5.  CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT.  This
                 --------------------------------------------------
Agreement shall become effective upon the date (the "Effective Date") each of
                                                     --------------
the following conditions have been satisfied:

          (a) Execution and Delivery.  BWAY, the Borrowers, the Agents and the
              ----------------------
Required Lenders shall have executed and delivered this Agreement.

          (b)  No Defaults.  No Unmatured Event of Default or Event of Default
               -----------
under the Credit Agreement (as amended hereby) shall have occurred and be continuing.

          (c)  Representations and Warranties.  The representations and
               ------------------------------
warranties of BWAY and the Borrowers contained in this Agreement, the Credit Agreement (as amended hereby) and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty expressly refers to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

          (d) Payment of Amendment Fee.  The Borrowers shall have paid in full
              ------------------------
to the Administrative Agent, for ratable distribution to those Lenders that have signed this Agreement on or prior to October 30, 1998, an amount equal to the Amendment Fee, and any other separately agreed upon fees.

          (e)  Reaffirmation of Guaranty.  Each Guarantor Subsidiary shall have
               -------------------------
executed and delivered a Reaffiramation of Guaranty in the form attached hereto as Exhibit A.
   ---------

     SECTION 6.  REPRESENTATIONS AND WARRANTIES.
                 ------------------------------

          (a) BWAY and each Borrower represents and warrants (i) that it has full power and authority to enter into this Agreement and perform its obligations hereunder in accordance with the provisions hereof, (ii) that this Agreement has been duly authorized, executed and delivered by such party and
(iii) that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          (b) BWAY and each Borrower represents and warrants that the following statements are true and correct:

               (i) The representations and warranties contained in the Credit Agreement and each of the other Loan Documents are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

               (ii) No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default or an Unmatured Event of Default.

               (iii) The execution, delivery and performance of this Agreement by each of BWAY and each Borrower do not and will not violate its respective certificate or articles of incorporation or by-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

               (iv) No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required in connection with its execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

     SECTION 7.  REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.
                 ------------------------------------------------

          (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the
                      -------------------
Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agents under the Credit Agreement, the Loan Documents or the Ancillary Documents.

     SECTION 8.  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in
                 -------------------------
counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND BE
                 -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

     SECTION 10.  HEADINGS.  Section headings in this Agreement are included
                  --------
herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

     SECTION 11.  FEES AND EXPENSES.  The Borrowers hereby acknowledge that all
                  -----------------
costs, fees and expenses as described in Section 11.4 of the Credit Agreement
                                         ------------
incurred by the Administrative Agent and its counsel with respect to this Agreement and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

                          [signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date above first written.


BWAY CORPORATION                       BROCKWAY STANDARD, INC.

By:                                    By:
   -------------------------------        --------------------------------
Name:                                  Name:
     -----------------------------          ------------------------------
Title:                                 Title:
      ----------------------------           -----------------------------

MILTON CAN COMPANY, INC.               BROCKWAY STANDARD (OHIO), INC.

By:                                    By:
   -------------------------------        --------------------------------
Name:                                  Name:
     -----------------------------          ------------------------------
Title:                                 Title:
      ----------------------------           -----------------------------


BROCKWAY STANDARD (NEW JERSEY),        BANKERS TRUST COMPANY, individually
INC.                                   and as Administrative Agent, Syndication
                                       Agent and Facing Agent

By:                                    By:
   -------------------------------        --------------------------------
Name:                                  Name:
     -----------------------------          ------------------------------
Title:                                 Title:
      ----------------------------           -----------------------------

                                       NATIONSBANK, N.A. successor to
                                       NATIONSBANK, N.A. (SOUTH)
                                       individually and as Documentation Agent
                                       and Paying Agent

                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------


HARRIS TRUST AND SAVINGS BANK,         SUNTRUST BANK, ATLANTA,
individually and as Co-Agent           individually and as Co-Agent

                                      S-1
                      Third Amendment to Credit Agreement

By:                                    By:
   -------------------------------        --------------------------------
Name:                                  Name:
     -----------------------------          ------------------------------
Title:                                 Title:
      ----------------------------           -----------------------------


FIRST UNION, formerly                  THE BANK OF NEW YORK
CORESTATES BANK, N.A.

By:                                    By:
   -------------------------------        --------------------------------
Name:                                  Name:
     -----------------------------          ------------------------------
Title:                                 Title:
      ----------------------------           -----------------------------


THE BANK OF NOVA SCOTIA                BANK OF TOKYO-MITSUBISHI LIMITED,
                                       ATLANTA AGENCY

By:                                    By:
   -------------------------------        --------------------------------
Name:                                  Name:
     -----------------------------          ------------------------------
Title:                                 Title:
      ----------------------------           -----------------------------


PNC BANK, NATIONAL ASSOCIATION         NATIONAL CITY BANK, KENTUCKY

By:                                    By:
   -------------------------------        --------------------------------
Name:                                  Name:
     -----------------------------          ------------------------------
Title:                                 Title:
      ----------------------------           -----------------------------


WACHOVIA BANK, N.A.

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

                                      S-2
                      Third Amendment to Credit Agreement